Exhibit 99.1

PRESS RELEASE

Contacts:	Investors/Media:
Kevin C. O’Boyle	Stephanie Carrington/Greg Tiberend
Chief Financial Officer	The Ruth Group
NuVasive, Inc.	646-536-7017/7005
858-271-7070	scarrington@theruthgroup.com
investorrelations@nuvasive.com	gtiberend@theruthgroup.com

NUVASIVE REPORTS THIRD QUARTER 2004

FINANCIAL RESULTS

Third Quarter Highlights:

•                  Generated revenues of $10.2 million - up 68% year-over-year and 16% quarter-over-quarter

•                  Gross profit increased to $7.6 million - up 72% year-over-year and 19% quarter-over-quarter

•                  Surgeons trained on MAS platform increased to 155 year-to-date

•                  MAS revenue contribution increased to 79% of total revenue

•                  Announces launch of SpheRx™ Pedicle Screw System, MaXcess™ Micro-Access and Neuro-Vision® Nerve Root Retractor

SAN DIEGO, Oct. 26, 2004 – NuVasive, Inc. (Nasdaq: NUVA), a medical device company focused on developing products for minimally disruptive surgical treatments for the spine, announced today third quarter financial results for the period ended September 30, 2004.

The Company reported third quarter revenues of $10.2 million, a 68% increase over the $6.1 million for the third quarter of 2003 and a 16% increase over the $8.8 million for the second quarter of 2004.  Maximum Access Surgery (MAS) revenues for the third quarter were $8.0 million, an increase of 140% from the third quarter of 2003, and up 30% from the second quarter of 2004.

Gross profit for the third quarter of 2004 was $7.6 million with a gross margin of 74.2%, compared with a gross profit of $4.4 million with a gross margin of 72.3% in the third quarter of 2003. For the second quarter of 2004, gross profit was $6.3 million with a gross margin of 71.8%.

Total operating expenses for the third quarter of 2004 were $10.6 million, compared with $6.3 million in the third quarter of 2003 and $10.8 million for the second quarter of 2004.  Total operating expenses, excluding stock-based compensation expense, for the third quarter of 2004 was $9.3 million, compared with $6.1 million in the third quarter of 2003 and $8.9 million for the second quarter of 2004.  The quarter-over-quarter increase reflects continued investment in the marketing and enhancement of the Company’s MAS platform, specifically its SpheRx™ pedicle screw system, MaXcess™ Micro-Access and Neuro-Vision® Nerve Root Retractor launched in the third quarter, and for the development of its total disc replacement (TDR) products.

On a GAAP basis for the three-month period ended September 30, 2004, the Company reported a net loss of $2.8 million, or $0.12 per share.  On a pro forma basis, third quarter net loss excluding stock based compensation was $1.5 million, or $0.06 per share.

Cash, cash equivalents and short-term investments were $63.8 million at the end of the third quarter 2004.

Alexis V. Lukianov, Chairman, President and Chief Executive Officer, said, “Our third quarter results demonstrate the continued momentum in the adoption of our MAS products, which accounted for 79% of total revenues for the quarter up from 70% last quarter, driving incremental revenue growth of 16% and enhancing gross margin. We remain on track with our strategy of expanding market penetration of our leading spine surgery products and technologies as demonstrated by the increase in our blended average sales price per procedure to approximately $2,600 and the number of surgeons trained on our MAS platform to 155 year-to-date. We believe that the recent expansion of our product platform will further enhance this penetration and increase our top-line growth.”

For the full year 2004, the Company is revising revenue guidance in the range of $37 million to $38 million from $36 million to $37 million.

Product Launches

NuVasive also announced the expansion of its MAS platform with the launch of three new products:

•                  SpheRx™ Pedicle Screw System

•                  The patented SpheRx Pedicle Screw System is an efficient and unique line of posterior instrumentation that enables straightforward fixation in less disruptive procedures.

•                  MaXcess™ Micro-Access

•                  The MaXcess Micro-Access System adds more surgical applications to the platform by enabling minimally disruptive maximum access approaches for lumbar stenosis decompression, foraminal discectomy and posterior cervical foraminotomy.

•                  Neuro-Vision® Nerve Root Retractor

•                  The NeuroVision Nerve Root Retractor combines stimulated and free run EMG to monitor spinal nerves and alert the surgeon of physiologic changes intraoperatively during nerve retraction.

The Company will premiere these new products at a management-hosted investor breakfast preceding the opening of the North American Spine Society (NASS) annual meeting in Chicago, IL on Wednesday, October 27, 2004 at 7:30 a.m. CDT / 8:30 a.m. EDT. The investor breakfast will include a panel presentation and interaction with leading spine surgeons on their MAS™ clinical experience. The panel will feature Paul McAfee, MD; Frank Phillips, MD; William Taylor, MD; and Franco Vigna, MD.

Conference Call

NuVasive will host a conference call today at 4:00 p.m. CDT / 5:00 p.m. EDT to discuss third quarter results. A live Web cast of the conference call will be available online from the investor relations page of NuVasive’s corporate Web site at www.nuvasive.com.  The dial-in numbers are (800) 247-9979 for domestic callers, and (973) 409-9254 for international callers.  The reservation number for both is 5220349.  The call will remain available on NuVasive’s Web site, www.nuvasive.com, through November 26, 2004.  A telephonic replay of the call will be available until November 9, 2004.  The replay dial-in numbers are (877) 519-4471 for domestic callers and (973) 341-3080 for international callers.  Please use reservation code 5220349.

About NuVasive

NuVasive is a medical device company focusing on the design, development and marketing of products for use in minimally disruptive surgical treatments for the spine. NuVasive’s Maximum Access Surgery (MAS™) product platform includes the NeuroVision® nerve avoidance system, MaXcess™ spine access system, and specialized implants.  NuVasive also offers classic fusion implant products for use in spine surgery and has an R&D pipeline emphasizing motion preservation products such as total disc replacement (TDR).

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive’s results to differ materially from historical results or those expressed or implied by such forward-looking statements.  All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates” and similar words.  These statements may include, among others, plans, strategies and objectives of management for future operations; any statements regarding proposed new products, services or developments; any statements regarding future economic conditions or financial or operating performance; statements of belief and any statements of assumptions underlying any of the foregoing. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to, the rapidly changing and competitive nature of the medical device industry, NuVasive’s ability to convince surgeons to use its products, the ability of patients to obtain third-party reimbursement for surgical procedures employing NuVasive’s products, risks related to government regulation of medical devices, risks related to NuVasive’s ability to effectively manage the growth of its business, risks related to ownership and enforcement of intellectual property rights, NuVasive’s ability to successfully develop new products, and other risks and uncertainties more fully described in NuVasive’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 13, 2004, and NuVasive’s Prospectus filed pursuant to Rule 424 under the Securities Act of 1933, as amended, with the Securities and Exchange Commission on May 13, 2004.  NuVasive’s public filings with the Securities and Exchange Commission are available at www.sec.gov. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

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NUVASIVE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003

Revenues:
MAS	$8,043	$3,351	$19,017	$8,051
Classic Fusion	2,141	2,725	7,564	7,969
Total revenues	10,184	6,076	26,581	16,020
Cost of goods sold	2,624	1,683	7,309	4,940

Gross profit	7,560	4,393	19,272	11,080
Operating expenses:
Research and development	2,164	1,476	6,246	4,301
Sales and marketing	4,881	3,329	13,164	8,446
General and administrative	2,254	1,339	6,226	4,623
Stock-based compensation	1,266	193	5,244	337
Total operating expenses	10,565	6,337	30,880	17,707
Interest income	282	40	385	97
Interest expense net	(33)	(61)	(215)	(169)
Other income (expense), net	—	128	(11)	135
Net loss	$(2,756)	$(1,837)	$(11,449)	$(6,564)

Historical net loss per share:
Basic and diluted	$(0.12)	$(0.45)	$(0.89)	$(1.62)
Weighted average shares- basic and diluted	23,494	4,076	12,859	4,047

Pro-forma information:
Operating expenses	$10,565	$6,337	$30,880	$17,707
Stock-based compensation	1,266	193	5,244	337
Pro-forma operating expenses excluding stock-based compensation	$9,299	$6,144	$25,636	$17,370

Net loss	$(2,756)	$(1,837)	$(11,449)	$(6,564)
Stock-based compensation	1,266	193	5,244	337

Net loss excluding stock-based compensation	$(1,490)	$(1,644)	$(6,205)	$(6,227)
Pro-forma basic and diluted net loss per share excluding stock-based compensation	$(0.06)	$(0.40)	$(0.48)	$(1.54)
Weighted average shares- basic and diluted	23,494	4,076	12,859	4,047

NUVASIVE, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30,	December 31,
	2004	2003

Assets
Current assets:
Cash and cash equivalents	$18,238	$5,631
Short-term investments	45,535	4,017
Accounts receivable, net	5,570	3,728
Inventory, net	7,328	5,048
Prepaid expenses and other current assets	643	428
Total current assets	77,314	18,852
Property and equipment, net	3,449	3,390
Notes receivable from employee	—	21
Other assets	76	108
Total Assets	$80,839	$22,371

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$5,341	$5,036
Accrued payroll and related expenses	2,421	2,242
Current portion of notes payable	—	3,493
Current portion of obligations under capital leases	107	306
Total current liabilities	7,869	11,077
Notes payable, less current portion	—	1,202
Obligations under capital leases, less current portion	—	22
Stockholders equity:
Preferred stock	—	32
Common stock	24	4
Additional paid-in capital	152,896	75,044
Notes receivable from stockholders	—	(188)
Deferred compensation	(4,246)	(566)
Accumulated deficit	(75,704)	(64,256)
Total stockholders’ equity	72,970	10,070
Total liabilities and stockholders’ equity	$80,839	$22,371